EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended September 6, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (Oct 2008 – Sep 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.7%	1.7%	-5.9%	-11.3%	-6.5%	-4.5%	0.3%	-4.5%	10.5%	-28.3%	-0.4	-0.6
B**	1.7%	1.7%	-6.3%	-11.8%	-7.1%	-5.2%	-0.4%	-5.2%	10.5%	-30.5%	-0.5	-0.6
Legacy 1***	1.7%	1.7%	-4.4%	-9.4%	-4.5%	N/A	N/A	-3.9%	10.4%	-22.5%	-0.3	-0.5
Legacy 2***	1.7%	1.7%	-4.6%	-9.6%	-4.8%	N/A	N/A	-4.2%	10.3%	-23.1%	-0.4	-0.5
Global 1***	1.7%	1.7%	-4.1%	-8.9%	-4.7%	N/A	N/A	-4.6%	9.9%	-21.6%	-0.4	-0.6
Global 2***	1.7%	1.7%	-4.3%	-9.1%	-4.9%	N/A	N/A	-4.8%	9.9%	-22.6%	-0.5	-0.6
Global 3***	1.6%	1.6%	-5.4%	-10.6%	-6.6%	N/A	N/A	-6.5%	9.9%	-28.3%	-0.6	-0.8

S&P 500 Total Return Index****	1.4%	1.4%	17.8%	17.3%	15.6%	9.6%	7.4%	9.6%	18.1%	-36.1%	0.6	0.7
Barclays Capital U.S. Long Gov Index****	-2.9%	-2.9%	-12.8%	-13.4%	2.5%	5.8%	5.8%	5.8%	13.9%	-15.8%	0.5	0.7
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	28%					28%
Energy	14%	Long	Brent Crude Oil	3.8%	Long	14%	Long	Brent Crude Oil	3.8%	Long
			Crude Oil	3.4%	Long			Crude Oil	3.4%	Long
Grains/Foods	10%	Short	Wheat	2.0%	Short	10%	Short	Wheat	1.9%	Short
			Soybeans	1.8%	Long			Soybeans	1.8%	Long
Metals	4%	Short	Copper LME	0.6%	Short	4%	Short	Copper LME	0.6%	Short
			Gold	0.6%	Long			Gold	0.5%	Long
FINANCIALS	72%					72%
Currencies	23%	Long $	Japanese Yen	2.8%	Short	23%	Long $	Japanese Yen	2.8%	Short
			Canadian Dollar	2.1%	Short			Canadian Dollar	2.1%	Short
Equities	27%	Long	S&P 500	3.9%	Long	27%	Long	S&P 500	3.9%	Long
			Hang Seng Index	2.6%	Long			Hang Seng Index	2.6%	Long
Fixed Income	22%	Short	Bobl	2.9%	Short	22%	Short	Bobl	2.9%	Short
			Long Gilts	2.8%	Short			Long Gilts	2.8%	Short

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil prices rallied to a 28-month high due to speculation that heightened uncertainty across the Middle East could threaten the world’s oil supplies.  Natural gas markets declined after the U.S. Energy Information Administration reported a larger-than-expected expansion in U.S. inventories.

Grains/Foods
Wheat markets continued to decline as optimal weather conditions in the Midwest favored increased crop output.  Soybean markets rose higher as speculators believed a lack of rain in Argentina will delay plantings.  Cocoa markets moved over 5% higher as elevated demand and weakened U.S. supplies supported prices.

Metals
Base metals markets finished higher following a disappointing jobs report which could cause the U.S. Federal Reserve to postpone its planned stimulus reduction.  Precious metals markets finished mixed but experienced a sub-sector wide rally near week-end caused by increased demand for inflation-hedging assets.

Currencies
Safe-haven currencies including the Japanese yen and Swiss franc experienced declines as global investor confidence rose in anticipation the Federal Reserve would continue its economic stimulus program.  The British pound moved higher, bolstered by positive economic data from the U.K.

Equities
North American equity markets moved strongly higher following the release of bullish U.S. auto sales data.  European equity markets also rallied, supported by bullish comments from European Central Bank officials.  Hong Kong’s Hang Seng Index increased more than 5% due to strong Chinese and European manufacturing data.

Fixed Income	U.S. Treasury and German Bund markets were not able to overcome early-week losses attributed to bullish economic data in the U.S. Strength in the global equity markets also put pressure on prices.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.